EXHIBIT 4

AMENDMENT NO. 1 TO

THE COMMON STOCK RIGHTS AGREEMENT

BETWEEN

MYKROLIS CORPORATION

AND

EQUISERVE TRUST COMPANY, N.A.

This AMENDMENT NO. 1 TO THE COMMON STOCK RIGHTS AGREEMENT (this “Amendment”) is made as of March 21, 2005, between Mykrolis Corporation, a Delaware corporation (the “Company”), and EquiServe Trust Company, N.A. (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Common Stock Rights Agreement dated as of November 29, 2001 (the “Agreement”);

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), among the Company, Entegris, Inc., a Minnesota corporation (“Entegris”), and Eagle DE, Inc., a Delaware corporation and a wholly-owned subsidiary of Entegris (“Entegris Delaware”), pursuant to which, following a reincorporation of Entegris in the State of Delaware through the merger of Entegris with and into Entegris Delaware, the Company will merge (the “Merger”) with and into Entegris Delaware, and the former stockholders of the Company will receive shares of common stock of Entegris Delaware;

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the Merger and determined that an amendment to the Agreement as set forth herein is necessary and desirable in connection with the execution and delivery of the Merger Agreement, and the Company and the Rights Agent desire to evidence such amendment in writing;

WHEREAS, pursuant to Section 27 of the Agreement, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment of Section 1(a). The definition of “Acquiring Person” set forth in Section 1(a) of the Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything in this Agreement to the contrary, no Person party to the Merger Agreement or any of their respective Affiliates shall be or become an Acquiring Person by reason of (i) the execution and delivery of Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.”

3. Amendment of Section 1(g). The definition of “Common Stock Event” in Section 1(g) of the Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything in this Agreement to the contrary, a Common Stock Event shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.”

4. Amendment of Section 1(j). The definition of “Distribution Date” in Section 1(j) of the Agreement is hereby amended by adding the following proviso to the end of that definition:

“; provided, however, that a Distribution Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement.”

5. Amendment of Section 1. Section 1 of the Agreement is hereby further amended by adding the following subparagraphs at the end thereof:

“(p) The terms “Amendment” shall mean Amendment No. 1 to the Agreement dated as of March 21, 2005 between the Company and the Rights Agent.

(q) The term “Entegris” shall have the meaning set forth in Section 35 hereof.

(r) The term “Entegris Delaware” shall have the meaning set forth in Section 35 hereof.

(s) The term “Merger” shall have the meaning set forth in the Merger Agreement.

(t) The term “Merger Agreement” shall have the meaning set forth in Section 35 hereof.”

6. Amendment of Section 3(a). Section 3(a) of the Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.”

7. Amendment of Section 7(a). Section 7(a) of the Agreement is hereby amended by deleting the first sentence thereof and replacing such deleted sentence with the following sentence:

“Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the earlier of (i) the close of business on March 26, 2011, or (ii) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earliest to occur of the events described in clauses (i) and (ii) of this Section 7(a) shall be referred to as the “Expiration Date”) (or the earlier redemption of the Rights).”

8. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement shall be deemed to be an event of the type described in this Section 11(a)(ii) or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11 or otherwise.”

9. Amendment of Section 13. Section 13 of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement shall be deemed to be an event of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise.”

10. Amendment of Section 21. Section 21 of the Agreement is hereby amended by adding the following sentence after the first sentence thereof:

“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company.”

11. Amendment of Section 26. Section 26 of the Agreement is hereby amended by deleting “150 Royall Street” in the address of the Rights Agent and replacing it with “250 Royall Street”.

12. Addition of Section 35. The Agreement is hereby further modified, supplemented and amended by adding the following new Section 35:

“SECTION 35. MERGER WITH ENTEGRIS DELAWARE.

The Company, Entegris, Inc., a Minnesota corporation (“Entegris”), and Eagle DE, Inc., a Delaware corporation and a wholly-owned subsidiary of Entegris (“Entegris Delaware”), have entered into an Agreement and Plan of Merger, dated as of March 21, 2005 as it may be amended from time to time (the “Merger Agreement”), pursuant to which, following a reincorporation of Entegris in the State of Delaware through the merger of Entegris with and into Entegris Delaware, the Company will merge (the “Merger”) with and into Entegris Delaware, and the former stockholders of the Company will receive shares of common stock of Entegris Delaware. Notwithstanding anything in this Agreement to the contrary, if the Merger Agreement shall be terminated for any reason, then all of the amendments to this Agreement effected by the Amendment shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent.”

13. Addition of Section 36. The Agreement is hereby further modified, supplemented and amended by adding the following new Section 36:

“SECTION 36. FORCE MAJEURE.

Notwithstanding anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

14. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and shall be otherwise unaffected hereby.

15. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

16. Benefits of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy or claim under this Amendment or the Rights; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

17. Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth applicable to contracts to be made and performed entirely within said Commonwealth.

19. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed, all as of the date and year first above written.

MYKROLIS CORPORATION

By:	/s/ PETER W. WALCOTT
Name:	Peter W. Walcott
Title:	Vice President and General Counsel

EQUISERVE TRUST COMPANY, N.A.

By:	/s/ CAROL MULVEY-EORI
Name:	Carol Mulvey-Eori
Title:	Managing Director

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